TRITON INTERNATIONAL LIMITED REPORTS FIRST QUARTER 2017 RESULTS AND DECLARES $0.45 QUARTERLY DIVIDEND

Hamilton, Bermuda – May 11, 2017 – Triton International Limited (NYSE: TRTN) ("Triton") today reported results for the first quarter ended March 31, 2017. On July 12, 2016 Triton Container International Limited ("TCIL") and TAL International Group, Inc. ("TAL") completed their previously announced strategic combination and became wholly-owned subsidiaries of Triton. In this press release, Triton has presented its results based on U.S. GAAP as well as Non-GAAP selected information for the three months ended March 31, 2017.

First Quarter and Recent Highlights:

•	Triton reported Net income attributable to shareholders of $34.6 million and Income before income taxes of $43.4 million for the first quarter of 2017.

•	Triton reported Adjusted pre-tax income of $42.7 million in the first quarter of 2017.

•	Utilization averaged 95.3% for the first quarter of 2017.

•	Triton announced a quarterly dividend of $0.45 per share payable on June 22, 2017 to shareholders of record as of June 1, 2017.

Financial Results
The following table depicts Triton’s selected key financial information for the first quarter of 2017, the fourth quarter of 2016, and the first quarter of 2016 (dollars in millions, except per share data). Financial information for periods prior to July 12, 2016 is for TCIL (the accounting acquirer in the strategic combination of TCIL and TAL) only.

	Three Months Ended,
	March 31, 2017	December 31, 2016	March 31, 2016
Leasing revenues	$265.6	$259.5	$163.0
Income before income taxes	$43.4	$31.1	$11.1
Net income attributable to shareholders	$34.6	$22.8	$8.7
Net income per share - diluted	$0.47	$0.31	$0.22
Adjusted pre-tax income(1)	$42.7	$19.0	$17.7
Adjusted net income(1)	$35.4	$15.3	$16.0

(1) Adjusted pre-tax income and Adjusted net income are non-GAAP financial measures that we believe are useful in evaluating our operating performance. Triton's definition and calculation of Adjusted pre-tax income and Adjusted net income, including reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures, are outlined in the attached schedules.

Operating Performance
“We are very pleased with Triton’s solid start to 2017, in which we clearly benefited from our market-leading scale, cost structure and operational capabilities,” commented Brian M. Sondey, Chairman and Chief Executive Officer of Triton. “The market recovery which began toward the end of last year has continued into 2017, and our operating and financial performance continue to rebound nicely.”
“Throughout the first several months of 2017, market conditions have remained favorable, especially for our dry container product line. Global containerized trade growth remains moderately positive, and a number of our customers have indicated their volumes have been above expectations. The inventory of new containers and depot stocks of used containers are currently very low as we approach the traditional summer peak season for dry containers. While Triton has supported the requirements of our customers by ordering a high volume of new containers so far this year, overall new container production has been constrained by the financial challenges facing many shipping lines and leasing companies. Despite a recent dip in steel prices in China, new dry container prices remain near recent peak levels, and market leasing rates are currently above the average lease rates in our portfolio. Used container sale prices increased strongly in the first quarter, after initially lagging the increase in new container prices and market leasing rates.”
“Triton’s operating and financial performance rebounded quickly in the first quarter. Container pick-up volumes and new container lease transaction activity were high, despite the fact that the first quarter is typically the weakest period for dry containers. Our average container utilization increased 1.7% from the fourth quarter of 2016 to the first quarter of 2017, and our utilization currently stands at 96.4%. Triton generated $42.7 million of Adjusted pre-tax income in the first quarter, which includes approximately $6.2 million of net negative impacts from purchase accounting. Our Adjusted pre-tax income increased over $20 million from the fourth quarter of 2016, reflecting the significant improvement in our key operating metrics.”

Outlook
Mr. Sondey concluded, “In general, we expect market conditions to remain favorable for at least the next several quarters. We expect the supply / demand balance for containers to remain tight, and that our key operating metrics will continue to improve. We also anticipate that we will achieve sequential growth in our Adjusted pre-tax income from the first quarter to the second quarter of 2017, reflecting further improvement in our operating performance and reduced impacts from purchase accounting. We also expect that our Adjusted pre-tax income will increase from its second quarter level through the end of the year, if market conditions remain strong.”

Dividend
Triton’s Board of Directors has approved and declared a $0.45 per share quarterly cash dividend on its issued and outstanding common shares, payable on June 22, 2017 to shareholders of record at the close of business on June 1, 2017.

Investors’ Webcast
Triton will hold a Webcast at 9 a.m. (New York time) on Friday, May 12, 2017 to discuss its first quarter results. To participate by phone, please dial 1-877-418-5277 (domestic) or 1-412-717-9592 (international) approximately 15 minutes prior to the start time and reference the Triton International Limited conference call. To access the live Webcast or archive, please visit Triton's website at http://www.trtn.com. An archive of the Webcast will be available one hour after the live call through Friday, June 23, 2017.

About Triton International Limited
Triton International Limited is the parent of Triton Container International Limited and TAL International Group, Inc., each of which merged under Triton on July 12, 2016 to create the world’s largest lessor of intermodal freight containers and chassis. With a container fleet of over five million twenty-foot equivalent units ("TEU"), Triton’s global operations include acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis.

Contact
Andrew Greenberg
Senior Vice President
Finance & Investor Relations
(914) 697-2900

The following table sets forth the combined equipment fleet utilization(a) for TCIL and TAL as of and for the periods indicated:

	Quarter Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Average Utilization	95.3%	93.6%	92.4%	93.3%	94.0%

	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Ending Utilization	95.8%	94.8%	92.6%	93.7%	93.5%

(a) Utilization is computed by dividing total units on lease (in cost equivalent units, or "CEUs") by the total units in fleet (in CEUs), excluding new units not yet leased and off-hire units designated for sale. For the utilization calculation, units on lease to Hanjin were treated as off-lease effective August 1, 2016.

The following table provides the composition of the combined equipment fleet as of March 31, 2017, December 31, 2016, and March 31, 2016 (in units, TEUs and CEUs):

	Equipment Fleet in Units			Equipment Fleet in TEU
	March 31, 2017	December 31, 2016	March 31, 2016	March 31, 2017	December 31, 2016	March 31, 2016
Dry	2,835,075	2,747,497	2,636,095	4,604,595	4,443,935	4,232,676
Refrigerated	220,158	217,564	202,337	422,922	417,634	387,267
Special	82,867	84,077	87,305	145,410	147,217	152,477
Tank	11,958	11,961	11,422	11,958	11,961	11,422
Chassis	21,116	21,172	21,806	38,220	38,321	39,395
Equipment leasing fleet	3,171,174	3,082,271	2,958,965	5,223,105	5,059,068	4,823,237
Equipment trading fleet	20,280	15,927	19,874	31,290	26,276	33,423
Total	3,191,454	3,098,198	2,978,839	5,254,395	5,085,344	4,856,660

	Equipment in CEU
	March 31, 2017	December 31, 2016	March 31, 2016
Operating leases	6,295,201	6,126,320	5,912,651
Finance leases	360,869	368,468	250,874
Equipment trading fleet	74,638	72,646	98,041
Total	6,730,708	6,567,434	6,261,566

Important Cautionary Information Regarding Forward-Looking Statements

Certain statements in this release, other than purely historical information, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that include the words "expect," "intend," "plan," "believe," "project," "anticipate," "will," "may," "would" and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Triton's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements.
These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following: failure to realize the anticipated benefits of the combination of TCIL and TAL, including as a result of a delay or difficulty in integrating the businesses of TCIL and TAL; uncertainty as to the long-term value of Triton's common shares; the expected amount and timing of cost savings and operating synergies resulting from the transaction; decreases in the demand for leased containers; decreases in market leasing rates for containers; difficulties in re-leasing containers after their initial fixed-term leases; their customers' decisions to buy rather than lease containers; their dependence on a limited number of customers for a substantial portion of their revenues; customer defaults; decreases in the selling prices of used containers; extensive competition in the container leasing industry; difficulties stemming from the international nature of their businesses; decreases in the demand for international trade; disruption to their operations resulting from the political and economic policies of foreign countries, particularly China; disruption to their operations from failures of or attacks on their information technology systems; their compliance with laws and regulations related to security, anti-terrorism, environmental protection and corruption; their ability to obtain sufficient capital to support their growth; restrictions on their businesses imposed by the terms of their debt agreements; and other risks and uncertainties, including those risk factors set forth in the section entitled "Risk Factors" contained in our Annual Report on Form 10-K filed with the SEC, on March 17, 2017.
The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere. Any forward-looking statements made herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on Triton or its business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

-Financial Tables Follow-

TRITON INTERNATIONAL LIMITED
Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	March 31, 2017	December 31, 2016
ASSETS:
Leasing equipment, net of accumulated depreciation of $1,887,657 and $1,787,505	$7,605,903	$7,370,519
Net investment in finance leases, net of allowances of $527 and $527	335,253	346,810
Equipment held for sale	104,954	99,863
Revenue earning assets	8,046,110	7,817,192
Cash and cash equivalents	135,442	113,198
Restricted cash	57,628	50,294
Accounts receivable, net of allowances of $27,884 and $28,082	167,720	173,585
Goodwill	236,665	236,665
Lease intangibles, net of accumulated amortization of $80,225 and $56,159	222,532	246,598
Insurance receivables	32,310	17,170
Other assets	53,750	53,126
Fair value of derivative instruments	7,902	5,743
Total assets	$8,960,059	$8,713,571
LIABILITIES AND SHAREHOLDERS' EQUITY:
Equipment purchases payable	$200,728	$83,567
Fair value of derivative instruments	6,206	9,404
Accounts payable and other accrued expenses	143,459	143,098
Net deferred income tax liability	317,841	317,316
Debt, net of unamortized deferred financing costs of $26,005 and $19,999	6,478,602	6,353,449
Total liabilities	7,146,836	6,906,834
Shareholders' equity:
Common shares, $0.01 par value, 294,000,000 shares authorized 74,497,727 and 74,376,025 shares issued, respectively	745	744
Undesignated shares $0.01 par value, 6,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	691,536	690,418
Accumulated earnings	952,947	945,313
Accumulated other comprehensive income	27,697	26,758
Total shareholders' equity	1,672,925	1,663,233
Non-controlling interests	140,298	143,504
Total equity	1,813,223	1,806,737
Total liabilities and shareholders' equity	$8,960,059	$8,713,571

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Operations
(Dollars and shares in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Leasing revenues:
Operating leases	$259,585	$160,995
Finance leases	6,017	2,030
Total leasing revenues	265,602	163,025

Equipment trading revenues	5,484	—
Equipment trading expenses	(5,092)	—
Trading margin	392	—

Net gain (loss) on sale of leasing equipment	5,161	(1,837)

Operating expenses:
Depreciation and amortization	117,880	79,144
Direct operating expenses	21,954	14,467
Administrative expenses	22,967	14,513
Transaction and other costsA	2,472	3,411
Provision (reversal) for doubtful accounts	574	(119)
Total operating expenses	165,847	111,416
Operating income	105,308	49,772
Other expenses:
Interest and debt expense	63,504	33,698
Realized loss on derivative instruments, net	599	654
Unrealized (gain) loss on derivative instruments, net	(1,498)	4,596
Other (income), net	(742)	(233)
Total other expenses	61,863	38,715
Income before income taxes	43,445	11,057
Income tax expense	7,142	992
Net income	$36,303	$10,065
Less: income attributable to noncontrolling interest	1,692	1,323
Net income attributable to shareholders	$34,611	$8,742
Net income per common share—Basic	$0.47	$0.22
Net income per common share—Diluted	$0.47	$0.22
Cash dividends paid per common share	$0.45	$—
Weighted average number of common shares outstanding—Basic	73,741	40,429
Dilutive share options and restricted shares	292	—
Weighted average number of common shares outstanding—Diluted	74,033	40,429

  (A) See definitions

TRITON INTERNATIONAL LIMITED

Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net income	$36,303	$10,065
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	117,880	79,144
Amortization of deferred financing costs and other debt related amortization	2,490	1,265
Amortization of lease premiums	24,138	—
Share compensation expense	1,057	1,358
Net (gain) loss on sale of leasing equipment	(5,161)	1,837
Unrealized (gain) loss on derivative instruments	(1,498)	4,596
Deferred income taxes	6,593	265
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Decrease in accounts receivable	3,353	1,661
(Decrease) increase in accounts payable and other accrued expenses	(3,978)	3,522
Net equipment (purchased) for resale activity	(8,893)	—
Other changes in operating assets and liabilities	(9,343)	3,055
Net cash provided by operating activities	162,941	106,768
Cash flows from investing activities:
Purchases of leasing equipment and investments in finance leases	(265,706)	(43,092)
Proceeds from sale of equipment, net of selling costs	34,988	32,468
Cash collections on finance lease receivables, net of income earned	15,580	3,869
Other	(405)	(356)
Net cash used in investing activities	(215,543)	(7,111)
Cash flows from financing activities:
Financing fees paid under debt facilities	(7,517)	(188)
Borrowings under debt facilities	388,253	7,500
Payments under debt facilities and capital lease obligations	(260,475)	(106,962)
(Increase) decrease in restricted cash	(7,334)	734
Common share dividends paid	(33,183)	—
Distributions to noncontrolling interest	(4,898)	(6,960)
Net cash provided by (used in) financing activities	74,846	(105,876)
Net increase (decrease) in unrestricted cash and cash equivalents	$22,244	$(6,219)
Unrestricted cash and cash equivalents, beginning of period	113,198	56,689
Unrestricted cash and cash equivalents, end of period	$135,442	$50,470
Supplemental non-cash investing activities:
Equipment purchases payable	$200,728	$17,483

A Transaction costs associated with the merger of TCIL and TAL and other costs for the three months ended March 31, 2017 and 2016 were as follows:

	Three Months Ended March 31,
	2017	2016
Employee compensation costs	$2,463	$2,346
Professional fees	—	434
Legal expenses	9	631
Total	$2,472	$3,411
Employee compensation costs include costs to maintain and retain key employees, severance expenses, and certain stock compensation expense, including retention and stock compensation expense pursuant to plans established as part of TCIL's 2011 re-capitalization. Professional fees and legal expenses include costs paid for services directly related to the closing of the merger and include legal fees, accounting fees and transaction and advisory fees.

Non-GAAP Financial Measures

We use the terms "Adjusted pre-tax income" and "Adjusted net income" throughout this press release.

Adjusted pre-tax income is defined as income before income taxes as further adjusted for certain items which are described in more detail below, which management believes are not representative of our operating performance. Adjusted pre-tax income excludes gains and losses on interest rate swaps, the write-off of deferred financing costs, transaction and other costs, and noncontrolling interest. Adjusted net income is defined as net income further adjusted for the items discussed above, net of income tax.

Adjusted pre-tax income and Adjusted net income are not presentations made in accordance with U.S. GAAP. Adjusted pre-tax income and Adjusted net income should not be considered as alternatives to, or more meaningful than, amounts determined in accordance with U.S. GAAP, including net income.

We believe that Adjusted pre-tax income and Adjusted net income are useful to an investor in evaluating our operating performance because these measures:

•	are widely used by securities analysts and investors to measure a company’s operating performance;

•
help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure, our asset base and certain non-routine events which we do not expect to occur in the future; and

•
are used by our management for various purposes, including as measures of operating performance and liquidity, to assist in comparing performance from period to period on a consistent basis, in presentations to our board of directors concerning our financial performance and as a basis for strategic planning and forecasting.

We have provided reconciliations of Net income before income taxes and Net income attributable to shareholders, the most directly comparable U.S. GAAP measures, to Adjusted pre-tax income and Adjusted net income in the tables below for the three months ended March 31, 2017, the three months ended December 31, 2016, and the three months ended March 31, 2016.

TRITON INTERNATIONAL LIMITED Non-GAAP Reconciliations of Adjusted Pre-tax Income and Adjusted Net Income (Dollars in Thousands)
	Three Months Ended,
	March 31, 2017	December 31, 2016	March 31, 2016
Income before income taxes	$43,445	$31,113	$11,057
Add:
Unrealized (gain) loss on derivative instruments, net	(1,498)	(9,648)	4,596
Transaction and other costs	2,472	399	3,411
Less:
Income attributable to noncontrolling interest	1,692	2,846	1,323
Adjusted pre-tax income	$42,727	$19,018	$17,741

	Three Months Ended,
	March 31, 2017	December 31, 2016	March 31, 2016
Net income attributable to shareholders	$34,611	$22,778	$8,742
Add:
Unrealized (gain) loss on derivative instruments, net	(1,252)	(7,775)	4,184
Transaction and other costs	2,066	322	3,105
Adjusted net income	$35,425	$15,325	$16,031